UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2007

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2007, we entered into Waiver and Exchange Agreements (together, the “Exchange Agreement”) with certain investors to whom we issued our 7% convertible debentures (the “Debentures”) and warrants to purchase our common stock (the “Warrants”) on February 14, 2006 under the terms and conditions of a Securities Purchase Agreement dated as of February 14, 2006. A press release announcing the Exchange Agreement is attached hereto as Exhibit 99.1.

Under the Exchange Agreement, the parties agreed that (i) the next monthly redemption date under the Debentures shall occur on March 21, 2007, (ii) on March 21, 2007, the investors will waive the limitation on the monthly redemption amount and will permit us to redeem the outstanding unpaid principal amount of the Debentures, plus any accrued but unpaid interest, liquidated damages, or other amounts then owing to the investor under the terms of the Debentures, in shares of our common stock (the “Redemption Conversion Shares”) based on a conversion price of $0.75 per share, and (iii) the exercise price of the Warrants will be adjusted to $1.00 to take into account the dilutive effect of the transaction contemplated by the Exchange Agreement. Under the Exchange Agreement, we agreed to make such amendments or supplements to our currently filed Registration Statement on Form S-3 so that the Redemption Conversion Shares and the shares of common stock issuable upon exercise of the Warrants are covered by such Registration Statement or to file a new registration statement covering such securities. We agreed that, after March 20, 2007, we will not redeem any outstanding Debentures by issuing shares of our common stock unless the price per share of common stock is equal to or more than $0.85.

We also agreed that, until the six month anniversary of the closing of the transactions contemplated by the Exchange Agreement, we will not offer, sell, grant any options to purchase or otherwise dispose of any of our securities (or securities of our subsidiaries), including securities convertible into shares of our common stock or other equity securities but excluding any exempt issuances or an underwritten public offering (any such transaction a “Subsequent Placement”), without first offering such securities to the investors.

In addition, we agreed that, for the 30 calendar days following the closing of the transactions contemplated by the Exchange Agreement, we will not announce, enter into, or effect a Subsequent Placement unless the price per share of common stock sold or underlying common stock equivalents sold, exceeds $0.75.

This description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the exchange of the debentures. The exchange of the debentures was made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended. We received no proceeds from the exchange.

Prior to the Exchange Agreement, the number of shares of our common stock outstanding was 35,159,444.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Waiver and Exchange Agreements, each dated March 20, 2007, by and among Pro-Pharmaceuticals, Inc. and the investors named therein

99.1	Press release dated March 21, 2007, entitled “Pro-Pharmaceuticals Restructures Convertible Debentures”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Carl L. Lueders
Carl L. Lueders Chief Financial Officer

Date: March 21, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver and Exchange Agreements, each dated March 20, 2007, by and among Pro-Pharmaceuticals, Inc. and the investors named therein

99.1	Press release dated March 21, 2007, entitled “Pro-Pharmaceuticals Restructures Convertible Debentures”